Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the annual Report of MBC Funding II Corp. on Form 10-K, for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vanessa Kao, Chief Financial Officer of MBC Funding II Corp., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MBC Funding II Corp.

Date: March 15, 2017	/s/ Vanessa Kao
Vanessa Kao
(Principal Financial and Accounting Officer)